EXHIBIT 99.1
News Release

Contacts:
Media – Lisa H. Jester, Corporate Manager, Communications and Public Relations (513) 425-2510
Investors – Douglas O. Mitterholzer, General Manager, Investor Relations (513) 425-5215

AK Steel Announces First Quarter 2019 Financial Results

WEST CHESTER, OH, April 29, 2019 – AK Steel (NYSE: AKS) today reported its financial results for the first quarter of 2019.

First Quarter 2019 Highlights

•	Sales of $1,697.7 million, a 2% increase from first quarter 2018

•	Net loss of $4.5 million, or $0.01 per diluted share, including the Ashland Works closure charge of $77.4 million

•	Adjusted net income of $72.9 million, or $0.23 per diluted share

•	Adjusted EBITDA of $160.9 million, or 9.5% of sales; up 36% from a year ago

“Our solid first quarter operating performance benefitted from our annual customer contract renewals. A higher proportion of contractual sales helps to reduce the volatility in our business and this was reflected in our first quarter results,” said Roger K. Newport, Chief Executive Officer. “We also continued to strengthen our position with automotive manufacturers by commercializing new steel solutions, including through our downstream tubing and stamping operations.”
AK Steel reported a net loss of $4.5 million, or $0.01 per diluted share of common stock, for the first quarter of 2019, which included a $77.4 million charge for the Ashland Works closure discussed below. Excluding this item, adjusted net income was $72.9 million, or $0.23 per diluted share, for the period. For the first quarter of 2018, net income was $28.7 million, or $0.09 per diluted share.
The company’s adjusted EBITDA (as defined in the “Non-GAAP Financial Measures” section below) was $160.9 million, or 9.5% of net sales, for the first quarter of 2019. Adjusted EBITDA increased 36% from $118.7 million, or 7.2% of net sales, in the first quarter a year ago. Adjusted EBITDA in the recent first quarter included mark-to-market gains of $21.8 million from iron ore derivatives. For the same period in 2018, the company recorded a mark-to-market loss of $7.7 million. Also included in adjusted EBITDA for the recent first quarter was an $11.6 million gain from the sale of electrical transmission assets at the company’s Dearborn Works. The sale of the assets will transfer the maintenance requirements of those assets to the buyer.
Net sales for the recent first quarter were $1.7 billion, a 2% increase, compared to the first quarter of 2018. The increase was due to higher selling prices for most products and increased shipments to the distributors and converters market, partly offset by lower shipments to the automotive market, as expected.
The company reported liquidity of $937.5 million at the end of the first quarter, consisting of cash and cash equivalents and $896.8 million of availability under the company’s revolving credit facility. The company reported outstanding borrowings under the credit facility of $380.0 million at March 31, 2019.

(Dollars in millions, except per share and per ton data)	Three Months Ended March 31,
	2019	2018

Flat-rolled steel shipments (000 tons)	1,388.4	1,430.9
Selling price per flat-rolled steel ton	$1,112	$1,045

Net sales	$1,697.7	$1,658.9
Operating profit	41.2	63.6
Net income (loss) attributable to AK Steel Holding Corporation	(4.5)	28.7
Adjusted net income attributable to AK Steel Holding Corporation	72.9	28.7
Adjusted EBITDA	160.9	118.7

Net income (loss) per diluted share attributable to AK Steel Holding Corporation	$(0.01)	$0.09
Adjusted net income per diluted share attributable to AK Steel Holding Corporation	0.23	0.09

Ashland Works Closure
In January 2019, the company announced its intention to close its Ashland Works facility. The Ashland Works facility includes a blast furnace and steelmaking operations which were idled in December 2015, and a hot dip galvanizing coating line, which has remained operational. The company is transitioning its products to its other U.S. coating lines, and will close the Ashland Works line before the end of 2019. The company recorded a charge of $77.4 million during the first quarter of 2019 for termination of certain take-or-pay supply agreements, supplemental unemployment and other employee benefit costs, pension and OPEB termination benefits (including $13.3 million recorded in pension and OPEB (income) expense), estimated multiemployer plan withdrawal liability, and other costs.

Outlook
Based on the change in hot-rolled carbon spot market pricing from approximately $720 per ton in January to about $690 per ton currently, the company is updating its annual guidance. The company’s annual guidance had indicated that for every $10 change in the carbon hot-rolled coil spot market price, annual earnings would be impacted by $5 to $7 million. Accordingly, the company now expects net income to be in the range of $76 to $96 million, or $0.24 to $0.30 per diluted share. Excluding the impact of the Ashland Works closure, adjusted net income is expected to be in the range of $153 to $173 million, or $0.48 to $0.54 per diluted share, and adjusted EBITDA to be in the range of $505 to $525 million. This updated guidance aligns with the company’s previous guidance.
Other outlook items include:

•	The company’s adjusted net income and adjusted EBITDA guidance exclude the effects of the Ashland Works charge of $77.4 million recorded in the first quarter of 2019, as discussed above.

•
Planned maintenance outage expenditures in 2019 are still expected to be $70 to $80 million and substantially heavier in the second and fourth quarters. As a result, the company expects to have a similar level of adjusted EBITDA between the first half and the second half of the year.

•	The company expects working capital to be a small source of cash for the year. In January, the company had indicated that working capital would be a small use of cash.

•	The other annual guidance items remain unchanged from the company’s January guidance.
The foregoing outlook is based on AK Steel’s current estimates and may change based on business conditions and other factors. There are many other items that could affect the company’s 2019 results, as outlined in the Forward-Looking Statements below, including developments in the domestic and global economies, in the company’s business, in trade actions and the imposition of tariffs, and in the businesses of the company’s customers, suppliers and competitors.

First Quarter 2019 Earnings Conference Call
AK Steel will provide live listening access on its website for the company’s earnings conference call on April 30, 2019 at 8:30 a.m. Eastern Time. A link to the webcast is on the company’s home page at www.aksteel.com.

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Presentation slides will also be available on the webcast link and under the Investor Presentations section on the website. The webcast will be archived on the company’s website for three months and will be accessible from the Investor News and Events section.

AK Steel
AK Steel is a leading producer of flat-rolled carbon, stainless and electrical steel products, primarily for the automotive, infrastructure and manufacturing, including electrical power, and distributors and converters markets. Through its subsidiaries, the company also provides customer solutions with carbon and stainless steel tubing products, die design and tooling, and hot- and cold-stamped components. Headquartered in West Chester, Ohio (Greater Cincinnati), the company has approximately 9,500 employees at manufacturing operations in the United States, Canada and Mexico, and facilities in Western Europe. Additional information about AK Steel is available at www.aksteel.com.

Forward-Looking Statements
Certain statements made or incorporated by reference in this earnings release reflect management’s estimates and beliefs and are intended to be “forward-looking statements” identified in the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “believes,” “intends,” “plans,” “estimates” and other similar references to future periods typically identify forward-looking statements.
The company cautions readers that forward-looking statements reflect the company’s current beliefs and judgments, but are not guarantees of future performance or outcomes. They are based on a number of assumptions and estimates that are inherently affected by economic, competitive, regulatory, and operational risks and uncertainties and contingencies that are beyond the company’s control. They are also based upon assumptions about future business decisions and conditions that may change.
Forward-looking statements are only predictions and involve risks and uncertainties, resulting in the possibility that actual events or performance will differ materially from such predictions as a result of certain risk factors. Such factors that could cause the company’s actual results and financial condition to differ materially from the results contemplated by such forward-looking statements include reduced selling prices, shipments and profits associated with a highly competitive and cyclical industry; domestic and global steel overcapacity; risks related to U.S. government actions on trade agreements and treaties, laws, regulations or policies affecting trade; changes in the cost of raw materials, supplies and energy; the company’s significant amount of debt and other obligations; severe financial hardship or bankruptcy of one or more of the company’s major customers or key suppliers; the company’s significant proportion of sales to the automotive market; reduced demand in key product markets due to competition from aluminum or other alternatives to steel; excess inventory of raw materials; supply chain disruptions or poor quality of raw materials or supplies; production disruption or reduced production levels; the company’s healthcare and pension obligations; not reaching new labor agreements on a timely basis; major litigation, arbitrations, environmental issues and other contingencies; regulatory compliance and changes; climate change and greenhouse gas emissions; conditions in the financial, credit, capital and banking markets; the company’s use of derivative contracts to hedge commodity pricing volatility; potential permanent idling of facilities; inability to fully realize benefits of margin enhancement initiatives; information technology security threats, cybercrime and exposure of private information; the company’s failure to achieve expected benefits of the Precision Partners acquisition; and changes in tax laws and regulations; as well as those risks and uncertainties discussed in more detail in the company’s Annual Report on Form 10-K for the year ended December 31, 2018, and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. As such, the company cautions readers not to place undue reliance on forward-looking statements, which speak only to the company’s plans, assumptions and expectations as of the date hereof. The company undertakes no obligation to publicly update any forward-looking statement, except as required by law.

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AK STEEL HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars and shares in millions, except per share and per ton data)

	Three Months Ended March 31,
	2019	2018
Flat-rolled steel shipments (000 tons)	1,388.4	1,430.9
Selling price per flat-rolled steel ton	$1,112	$1,045

Net sales	$1,697.7	$1,658.9

Cost of products sold	1,465.4	1,463.7
Selling and administrative expenses	76.6	76.7
Depreciation	50.4	54.9
Ashland Works closure	64.1	—
Total operating costs	1,656.5	1,595.3
Operating profit	41.2	63.6
Interest expense	37.9	37.6
Pension and OPEB (income) expense	6.5	(10.0)
Other (income) expense	(12.7)	(3.9)
Income before income taxes	9.5	39.9
Income tax expense (benefit)	1.4	(4.9)
Net income	8.1	44.8
Less: Net income attributable to noncontrolling interests	12.6	16.1
Net income (loss) attributable to AK Steel Holding Corporation	$(4.5)	$28.7

Net income (loss) per share attributable to AK Steel Holding Corporation:
Basic	$(0.01)	$0.09
Diluted	$(0.01)	$0.09
Weighted-average shares outstanding:
Basic	315.6	314.7
Diluted	315.6	316.0

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AK STEEL HOLDING CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in millions, except per share amounts)

	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$41.2	$48.6
Accounts receivable, net	720.6	635.8
Inventory	1,378.8	1,419.9
Other current assets	88.8	97.0
Total current assets	2,229.4	2,201.3
Property, plant and equipment	6,996.4	6,969.2
Accumulated depreciation	(5,106.7)	(5,057.6)
Property, plant and equipment, net	1,889.7	1,911.6
Operating lease assets	254.0	—
Other non-current assets	397.0	402.8
TOTAL ASSETS	$4,770.1	$4,515.7

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$768.2	$801.0
Accrued liabilities	225.2	288.9
Current portion of operating lease liabilities	56.1	—
Current portion of pension and other postretirement benefit obligations	38.2	38.7
Total current liabilities	1,087.7	1,128.6
Non-current liabilities:
Long-term debt	2,037.7	1,993.7
Long-term operating lease liabilities	220.3	—
Pension and other postretirement benefit obligations	824.2	829.9
Other non-current liabilities	170.4	134.0
TOTAL LIABILITIES	4,340.3	4,086.2

Equity:
Common stock, authorized 450,000,000 shares of $0.01 par value each; issued 317,669,397 and 316,595,613 shares in 2019 and 2018; outstanding 316,306,678 and 315,535,765 shares in 2019 and 2018	3.2	3.2
Additional paid-in capital	2,899.2	2,894.9
Treasury stock, common shares at cost, 1,362,719 and 1,059,848 shares in 2019 and 2018	(7.2)	(6.4)
Accumulated deficit	(2,696.3)	(2,691.8)
Accumulated other comprehensive loss	(104.9)	(100.0)
Total stockholders’ equity	94.0	99.9
Noncontrolling interests	335.8	329.6
TOTAL EQUITY	429.8	429.5
TOTAL LIABILITIES AND EQUITY	$4,770.1	$4,515.7

Note: The company adopted a new accounting standards update for leases effective January 1, 2019. The adoption of this standard update had no effect on net income or on prior periods.

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AK STEEL HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in millions)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net income	$8.1	$44.8
Depreciation	42.9	51.1
Depreciation—SunCoke Middletown	7.5	3.8
Amortization	10.1	10.0
Ashland Works closure	64.1	—
Deferred income taxes	0.3	(6.8)
Pension and OPEB expense (income)	7.9	(8.1)
Contributions to pension trust	(9.2)	(6.0)
Other postretirement benefit payments	(9.6)	(10.1)
Changes in working capital	(95.8)	0.2
Other operating items, net	(34.2)	(13.3)
Net cash flows from operating activities	(7.9)	65.6

Cash flows from investing activities:
Capital investments	(44.8)	(37.9)
Other investing items, net	11.6	—
Net cash flows from investing activities	(33.2)	(37.9)

Cash flows from financing activities:
Net borrowings (payments) under credit facility	45.0	(10.0)
Redemption of long-term debt	(4.0)	—
SunCoke Middletown distributions to noncontrolling interest owners	(6.4)	(10.3)
Other financing items, net	(0.9)	(0.9)
Net cash flows from financing activities	33.7	(21.2)

Net increase (decrease) in cash and cash equivalents	(7.4)	6.5
Cash and cash equivalents, beginning of period	48.6	38.0
Cash and cash equivalents, end of period	$41.2	$44.5

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AK STEEL HOLDING CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Dollars in millions)

In certain of its disclosures in this news release, the company has reported adjusted EBITDA, adjusted EBITDA margin and adjusted net income attributable to AK Steel Holding that exclude the effects of noncontrolling interests and costs associated with the closure of Ashland Works. The company believes that reporting adjusted net income (as a total and on a per share basis) with these items excluded more clearly reflects its current operating results and provides investors with a better understanding of its overall financial performance. Adjustments to net income do not result in an income tax effect as any gross income tax effects are offset by a corresponding change in the deferred income tax valuation allowance.

EBITDA is an acronym for earnings before interest, taxes, depreciation and amortization. It is a metric that is sometimes used to compare the results of different companies by removing the effects of different factors that might otherwise make comparisons inaccurate or inappropriate. The adjusted results, although not financial measures under generally accepted accounting principles (“GAAP”) and not identically applied by other companies, facilitate the ability to analyze the company’s financial results in relation to those of its competitors and to the company’s prior financial performance by excluding items that otherwise would distort the comparison.  Adjusted EBITDA, adjusted EBITDA margin and adjusted net income are not, however, intended as alternative measures of operating results or cash flow from operations as determined in accordance with GAAP and are not necessarily comparable to similarly titled measures used by other companies.

Neither current nor potential investors in the company’s securities should rely on adjusted EBITDA, adjusted EBITDA margin or adjusted net income as a substitute for any GAAP financial measure and the company encourages current and potential investors to review the following reconciliations of adjusted EBITDA and adjusted net income.

Reconciliation of Adjusted EBITDA

(dollars in millions, except per ton)	Three Months Ended March 31,
	2019	2018
Net income (loss) attributable to AK Steel Holding	$(4.5)	$28.7
Net income attributable to noncontrolling interests	12.6	16.1
Income tax expense (benefit)	1.4	(4.9)
Interest expense, net	37.7	37.4
Depreciation and amortization	56.3	61.3
EBITDA	103.5	138.6
Less: EBITDA of noncontrolling interests (a)	20.0	19.9
Ashland Works closure	77.4	—
Adjusted EBITDA	$160.9	$118.7
Adjusted EBITDA margin	9.5%	7.2%

(a)	The reconciliation of net income attributable to noncontrolling interests to EBITDA of noncontrolling interests is as follows:

(dollars in millions)	Three Months Ended March 31,
	2019	2018
Net income attributable to noncontrolling interests	$12.6	$16.1
Depreciation	7.4	3.8
EBITDA of noncontrolling interests	$20.0	$19.9

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Reconciliation of Adjusted Net Income

	Three Months Ended March 31,
(dollars in millions, except per share)	2019	2018
Reconciliation to Net Income Attributable to AK Steel Holding
Net income (loss) attributable to AK Steel Holding	$(4.5)	$28.7
Ashland Works closure	77.4	—
Adjusted net income attributable to AK Steel Holding	$72.9	$28.7

Reconciliation to Diluted Earnings per Share
Diluted earnings (loss) per share	$(0.01)	$0.09
Ashland Works closure	0.24	—
Adjusted diluted earnings per share	$0.23	$0.09

Reconciliation of Adjusted EBITDA Guidance for 2019

	Year Ending December 31, 2019
(dollars in millions)	Low	High
Net income attributable to AK Holding	$76	$96
Net income attributable to noncontrolling interests	55	55
Income tax expense	7	7
Interest expense, net	155	155
Depreciation and amortization	210	210
EBITDA	503	523
Less: EBITDA of noncontrolling interests (a)	75	75
Ashland Works closure	77	77
Adjusted EBITDA	$505	$525

(a)	The reconciliation of net income attributable to noncontrolling interests to EBITDA of noncontrolling interests is as follows:

	Year Ending December 31, 2019
(dollars in millions)	Low	High
Net income attributable to noncontrolling interests	$55	$55
Depreciation	20	20
EBITDA of noncontrolling interests	$75	$75

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Reconciliation of Adjusted Net Income Guidance for 2019

	Year Ending December 31, 2019
(dollars in millions, except per share)	Low	High
Reconciliation to Net Income Attributable to AK Steel Holding
Net income attributable to AK Steel Holding	$76	$96
Ashland Works closure	77	77
Adjusted net income attributable to AK Steel Holding	$153	$173

Reconciliation to Diluted Earnings per Share
Diluted earnings per share	$0.24	$0.30
Ashland Works closure	0.24	0.24
Adjusted diluted earnings per share	$0.48	$0.54

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AK STEEL HOLDING CORPORATION
FLAT-ROLLED STEEL SHIPMENTS
(Unaudited)
(Tons in thousands)

	Three Months Ended March 31,
	2019	2018
Tons Shipped by Product
Stainless/electrical	206.6	200.7
Coated	713.7	734.5
Cold-rolled	256.8	282.5
Hot-rolled	169.1	174.3
Other	42.2	38.9
Total shipments	1,388.4	1,430.9

Shipments by Product (%)
Stainless/electrical	15%	14%
Coated	52%	51%
Cold-rolled	18%	20%
Hot-rolled	12%	12%
Other	3%	3%
Total shipments	100%	100%

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